GUIDE TO CONTENTS

                                                 Page

Contract Summary .................................2

General Provisions ...............................4
     Definitions; Contract Modifications:
     Change of Annuity Date; Removal of
     an Annuitant: Ownership and Control;
     Currency. Misstatement of Age
     or Sex; Incontestability:
     Proof of Survival or Death;
     Assignment; Asset Charges;
     Changes by Prudential;
     Voting Rights; Participation

Death of Annuitant ...............................6

Beneficiary ......................................7

Settlement Provisions for the Beneficiary ........8

Variable Accumulation Provisions .................9
     Purchase Payments; Crediting
     of Subaccount Units; Subaccount Unit Value;
     Annual Maintenance Charge; Withdrawals;
     Withdrawal Charges; Transfers;
     Changing the Number of Subaccount
     Units Credited; Substitution of Shares

Payout Provisions ...............................12
     Choosing an Option; Conditions;
     When No Option Chosen;
     Options Described; Residue
     Described; Right of Withdrawal:
     Annuitization Charge; Tabular Monthly
     Annuity; Amount of Fixed-Dollar Annuity;
     Determination of Amount of Variable
     Annuity, Subaccount Annuity Unit Value;
     Transfers During the Annuity Period;
     Conversion of Variable Annuity to
     Fixed-Dollar Annuity During the
     Annuity Period

Annuity Settlement Tables .......................16

Page 19

Variable Annuity Contract with Flexible Purchase Payments--Monthly annuity payments starting on Annuity Date Payment as stated upon death before Annuity Date. Purchase payments payable during lifetime(s) of annuitant(s) until Annuity Date.

VIP -- 84 (N.Y.)